UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On February 28, 2008, the Company announced a $0.05 increase to its previously issued guidance for earnings per share from continuing operations for the first quarter 2008 to the range of $0.44 to $0.49 per diluted share. In addition, the Company increased its expected sales for the first quarter 2008 to be in the range of an increase of 15 percent to 18 percent over the first quarter 2007 sales. In the news release, the Company stated that there is no change to the full year 2008 sales and earnings per share guidance that was communicated in the Company’s earnings release of January 29, 2008, despite the higher than expected operating performance in first quarter 2008, due to anticipated decreases in its income from financial services after March 1, 2008. A copy of the February 28, 2008 news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Current Report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 28, 2008

POLARIS INDUSTRIES INC.
/s/Michael W. Malone
Michael W. Malone
Vice President - Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated February 28, 2008 of Polaris Industries Inc.

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